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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        OCCIDENTAL PETROLEUM CORPORATION


     Occidental Petroleum Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the DGCL"), does hereby certify:

     1. The name of the Corporation is Occidental Petroleum Corporation, which is the name under which the Corporation was originally incorporated.

     2. The original Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on April 9, 1986. A Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on May 20, 1986.

     3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation without a vote of the stockholders in accordance with Section 245 of the DGCL.

     4. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation, as heretofore amended and supplemented, and there is no discrepancy between the provisions of the Certificate of Incorporation, as heretofore amended and supplemented, and the provisions of this Restated Certificate of Incorporation.

     5. The text of the Certificate of Incorporation of the Corporation is restated to read in its entirety as follows:


                                    ARTICLE I

     The name of the Corporation is OCCIDENTAL PETROLEUM CORPORATION.


                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.


                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

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                                   ARTICLE IV

     The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 550,000,000 shares, divided into 500,000,000 shares of Common Stock, par value $.20 per share, and 50,000,000 shares of Preferred Stock, par value $1.00 per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) the voting powers, if any, and whether such voting powers are full or limited, in any such series;

          (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          (d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

          (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

          (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

          (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

          (h) the provisions, if any, of a sinking fund applicable to such series; and

          (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

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     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, with all such holders voting as a single class.

     Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

     Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


                                    ARTICLE V

     A. Subject to any rights granted in a Preferred Stock Designation to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

     B. No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

     C. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Special meetings of stockholders of the Corporation may not be called by any other person or persons.


                                   ARTICLE VI

     A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in such manner as may be provided in, the By-laws of the Corporation. All directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case will a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his term is scheduled to end until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors may be filled

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by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall be in addition to the number of directors provided for in the By-laws of the Corporation.

     B. The directors shall have the power to adopt, amend or repeal the By-laws of the Corporation.

     C. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section C of
Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                   ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the By-laws of the Corporation.


                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of
Incorporation to be signed by Donald P. de Brier, its Executive Vice President and Secretary, and attested by Elizabeth H. Bellamy, one of its Assistant Secretaries, this 12th day of November, 1999.


                                        By:   /s/ DONALD P. DE BRIER
                                           -------------------------------------
                                           Name:  Donald P. de Brier
                                           Title: Executive Vice President and
                                                  Secretary


ATTEST:


By:   /s/ ELIZABETH H. BELLAMY
   ------------------------------------
   Name:  Elizabeth H. Bellamy
   Title: Assistant Secretary

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